Item 77C - DWS Enhanced S&P 500 Index Fund

Registrant incorporates by reference to Proxy Statement
filed on February 27, 2006 (Accession No. 0001193125-
06-039892).
A Special Meeting of Shareholders (the "Meeting") of
DWS Enhanced S&P 500 Index Fund (the "Fund") was
held on May 5, 2006, at the offices of Deutsche Asset
Management, 345 Park Avenue, New York, New York
10154. At the Meeting, the following matters were voted
upon by the shareholders (the resulting votes are
presented below).
I.	Election of Trustees. ("Number of Votes"
represents all funds that are series of DWS Value
Equity Trust.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
14,560,920.393
285,708.399
Dawn-Marie
Driscoll
14,571,023.151
275,605.641
Keith R. Fox
14,569,516.412
277,112.380
Kenneth C.
Froewiss
14,572,174.450
274,454.342
Martin J. Gruber
14,561,664.818
284,963.974
Richard J. Herring
14,571,173.822
275,454.970
Graham E. Jones
14,570,670.078
275,958.714
Rebecca W. Rimel
14,566,108.603
280,520.189
Philip Saunders, Jr.
14,565,752.459
280,876.333
William N. Searcy,
Jr.
14,573,871.772
272,757.020
Jean Gleason
Stromberg
14,564,932.748
281,696.044
Carl W. Vogt
14,567,061.200
279,567.592
Axel Schwarzer
14,536,569.363
310,059.429



II-A.	Approval of an Amended and Restated Investment
Management Agreement.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,211,757.151
158,128.124
202,795.763
991,142.000

II-B.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,162,189.841
227,442.636
183,048.561
991,142.000

III.	Approval of a Revised Fundamental Investment
Restriction Regarding Commodities.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,179,085.535
211,776.594
181,818.909
991,142.000

The Meeting was reconvened on June 9, 2006, at which
time the following matter was voted upon by the
shareholders (the resulting votes are presented below):
IV-A.	Approval of an Amended and Restated
Declaration of Trust. ("Number of Votes" represents all funds that are series of DWS Value
Equity Trust.)

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
10,194,296.170
341,801.393
442,252.388
2,541,924.000

The following matter was not ratified by shareholders and
no further adjournments will take place:
IV-B.	Approval of Further Amendments to an
Amended and Restated Declaration of Trust.
*	Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.




G:\sec_reg\NSAR\2006\083106\77c-Enhanced S&P 500
Index Fund.rtf